EXHIBIT 10.7

FOIA CONFIDENTIAL TREATMENT REQUESTED BY UPEK, INC.

LICENSE AGREEMENT

This Patent License Agreement (“Agreement”) is effective as of Mach 4, 2004 (the “Effective Date”), between STMicroelectronics N.V., registered office at WTC Schiphol Airport, Schiphol Boulevard 265, 1118 BH Schiphol Airport, Amsterdam, the Netherlands, acting through its Swiss Branch located at 39, Chemin du Champ des Filles, 1228 Plan-les-Ouates, Geneva, Switzerland, The Netherlands (“ST”), and Upek, Inc., a Delaware corporation with its principal place of business located at 2001 Center Street, Suite 500, Berkeley, California 94704 (“Upek”).

Recital

WHEREAS, Upek and ST are parties to that certain Contribution Agreement (as defined below) between ST and Upek, and

WHEREAS, ST has agreed to contribute certain assets and grant certain rights to Upek upon the Closing of the transactions contemplated by the Contribution Agreement, including, but not limited to certain intellectual property rights, and

WHEREAS, ST owns or controls, directly or through Subsidiaries, the Licensed Intellectual Property as defined herein as to which Upek desires to acquire license rights as hereafter provided.

NOW, THEREFORE, in consideration of the mutual covenants and conditions hereinafter set forth, it is agreed as follows:

Section 1: Definitions

1.1 “Business” means the following activities of the ST business unit internally designated as the TouchChip Division: developing, testing, marketing, supporting, selling and otherwise disposing of Existing TouchChip Products and Existing TouchChip Developments.

1.2 “Capture Period” means from the Effective Date up to the fourth anniversary of the Effective Date of this Agreement.

1.3 “Companion Chips” means [***]*.

1.4 “Contribution Agreement” means the Contribution Agreement dated as of January 29, 2004 by and between ST and Upek.

1.5 “Existing Navigation Device” means a Navigation Device sold by the TouchChip Division at the time of the Effective Date and for which the definition of Navigator Application refers to the Sensor as opposed to a generic fingerprint sensor.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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1.6 “Existing TouchChip Developments” means all developments in progress within the TouchChip Division at the time of the Effective Date, including [***]*.

1.7 “Existing TouchChip Products” means products sold by the TouchChip Division at the time of the Effective Date, including

[***]*

1.8 “Fingerprint Biometric Applications” means the use or incorporation of technology in products, sensors, components, services, or other applications for measurement, data capture, enrollment, storage, verification, or analysis of physiological biological data including, without limitation, fingerprints, toeprints, and other cutaneous (skin) metrics which could be used to identify, or authenticate, an individual. Such products, sensors, services and other applications include, without limitation, all peripheral devices required for enrollment, storage, analysis, and verification of the physiological data.

1.9 “Improvement” means enhancements, modifications, and derivative works.

1.10 “Intellectual Property” means (a) Patents; (b) all trade secret rights arising under the laws of any jurisdiction; (c) all United States of America and foreign semiconductor Mask Work rights and registrations for such rights; and (d) all copyright rights and all other literary property and author rights, whether or not copyrightable, and all copyrights and copyrighted interests, including any renewals thereof but will not include any rights in any trademarks, trade names, service marks, logos and the goodwill associated therewith.

1.11 “Navigator Applications” means the use of a fingerprint sensor for navigation functionality, such as pointer control, panning, scrolling or tapping functionality.

1.12 “Navigation Device” means a single product that offers both Fingerprint Biometric and Navigator Applications at the exclusive conditions that (i) such applications are embedded together in a single Subsystem, [***]*

1.13 “Non-Compete Period” shall have the meaning ascribed to it in the Contribution Agreement.

1.14 “Patents” means all United States of America and foreign patents and applications therefore and all reissues, divisions, renewals, reexaminations, extensions, provisional, continuations, continuing prosecution applications and continuations-in-part thereof.

1.15 “Process Patents” means patents whose claims are directed toward processes for the manufacturing of semiconductor devices.

1.16 “Products” means the Existing TouchChip Products, the Existing TouchChip Developments, and Existing Navigation Device.

1.17 “Sensor” shall mean the circuits designed (i.e., the representation of an electronic circuit in a net list format) by the Business to [***]*

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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1.18 “ST Competitor” means the legal entities, as they exist as of the Effective Date, listed on Exhibit C of this Agreement.

1.19 “ST Licensed Intellectual Property” means the ST Licensed Patents and the ST Licensed Pending Patent Applications.

1.20 “ST Licensed Patents” means the issued patents specifically listed on Exhibit A hereto.

1.21 “ST Licensed Pending Patents Applications” means the invention disclosures and patent applications listed on Exhibit B hereto.

1.22 “ST Non-Assert Patents” means all claims of all classes or types of Patents, including but not limited to, design patents, utility models and applications therefore, in all countries of the world, which have a first effective filing date as of the Effective Date and which are owned or controlled, as of the Effective Date by ST or its Subsidiaries, and under and to the extent to which, and subject to the conditions under which ST or its Subsidiaries may have as of the Effective Date, the right to grant rights of the scope granted herein without the payment of royalties or other consideration to third persons except for payment to third persons for inventions made by said third persons while employed by ST or its Subsidiaries. [***]*

1.23 “ST Process” means a semiconductor manufacturing process owned or controlled by ST at any time prior to or during the Term, whether or not patented.

1.24 “Sublicensing Breach” means breach of the prohibition against sublicensing in Section 2 of this Agreement.

1.25 “Subsidiary(ies)” means a corporation, company, partnership or other legal entity more than fifty percent (50%) of whose outstanding shares or securities or interests (representing the right to vote for the election of directors or other managing authority) are, on the Effective Date or hereafter during the Term owned or controlled, directly or indirectly, by a party hereto, but such corporation, company, partnership or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists.

1.26 “Subsystem” means a [***]*

1.27 “Term” shall have the meaning ascribed to it in Section 5.1 below.

1.28 “Upek Improvements” shall mean all Improvements made to ST Licensed Intellectual Property made by Upek during the Capture Period, whether or not patented and all Intellectual Property inherent therein.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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1.29 “Watchlist Patents” shall mean the patents listed in Exhibit D of this Agreement.

Section 2: License

2.1 Subject to the terms of this Agreement, ST, for itself and on behalf of any Subsidiary holding record title, hereby grants to Upek an irrevocable, perpetual, worldwide, non-exclusive, royalty-free, fully paid-up, non-sublicensable license to the ST Licensed Intellectual Property to make, have made, design, have designed, use, sell (directly or indirectly), offer for sale, import or otherwise dispose of (i) products and services in the field of Fingerprint Biometric Applications, and (ii) Navigation Device.

2.2 Immediately after the Non-Compete Period the license set forth above in Section 4.1 above shall be read as follows:

Subject to the terms of this Agreement, ST, for itself and on behalf of any Subsidiary holding record title, hereby grants to Upek an irrevocable, perpetual, worldwide, non-exclusive, royalty-free, fully paid-up, non-sublicensable license to the ST Licensed Intellectual Property to make, have made, design, have designed, use, sell (directly or indirectly), offer for sale, import or otherwise dispose of any products and services.

Section 3: Non-Assertion Covenant by ST

3.1 ST and its Subsidiaries hereby agree not to assert against Upek, trade secrets, mask work right, copyright, and/or any claim of the ST Non-Assert Patents; provided, however, that such agreement not to assert (i) is limited to the fields of Fingerprint Biometric Applications and Navigation Applications, (ii) is limited to ST Non-Assert Patents and/or trade secrets, mask work right, copyright, owned by ST or its Subsidiaries, Embodied (hereafter defined in Section 3.2 below) in the Products, and (iii) does not include Intellectual Property directed toward processes for the manufacturing of semiconductor devices.

3.2 As used in Section 3.1 above, ST Non-Assert Patents and/or trade secrets, mask work right, copyright are Embodied in the Products [***]*.

3.3 ST and its Subsidiaries also agree to extend the non-assertion covenant provided in Section 3.1 hereof to [***]*

3.4 As used in Section 3.3, a trade secret, mask work or copyright and/or a patent claim is “Embodied” in a Product [***]*.

[***]*

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Section 4: License and covenant not to assert by Upek

4.1 Upek will own all right, title and interest in and to any Upek Improvements, subject to ST’s continued ownership of the ST Licensed Intellectual Property to which such improvement or derivative work applies.

4.2 Upek hereby grants to ST and its Subsidiaries a perpetual, worldwide, non-exclusive, royalty-free, fully paid-up, non-transferable, non-sublicensable (except as hereafter set forth in this Section 4.1), license to the Upek Improvements patented by Upek during the Capture Period to make, have made, use, modify, have modified, sell, offer for sale, import, export and otherwise dispose of products outside of the fields of Fingerprint Biometric Applications. [***]*

4.3 Upek hereby agrees not to assert against ST and its Subsidiaries the Upek Improvements that are not subject matter of a patent during the Capture Period. Upek also agrees to extend the non-assertion covenant provided in this Section 4.3 hereof to [***]*.

4.4 Notwithstanding anything herein to the contrary, Upek shall have no obligation to disclose Upek Improvements or provide technical assistance regarding Upek Improvements to ST.

Section 5: Term and Termination

5.1 This Agreement shall be effective as of the Effective Date and [***]*.

5.2 ST may, in its discretion, upon written notice to Upek, and in addition to its rights and remedies provided under this Agreement and at law or in equity, terminate the licenses granted to Upek hereunder in the event Upek files a petition in bankruptcy or insolvency, any adjudication that Upek is bankrupt or insolvent, the appointment of a receiver or trustee for all or substantially all of the property of Upek, the making by Upek of any assignment or attempted assignment for the benefit of creditors, or the institution of any proceeding for the liquidation or winding up of Upek’s business or upon the effectiveness of a Upek certificate of dissolution, provided that such “default event” has not been remedied within fifteen (15) days of receipt of written notice specifying such event from ST.

5.3 In the event of a Sublicensing Breach by Upek and failure by Upek to cure the Sublicensing Breach [***]* after written notice from ST, ST may terminate or suspend this Agreement, without liability, unless the Sublicensing Breach reasonably requires [***]* to correct and Upek has begun substantial corrective actions to remedy the default and is diligently pursuing such actions, in which event, Upek shall have so much time as is reasonably necessary to cure such default.

5.4 In the event of any breach of this Agreement by Upek other than a Sublicensing Breach, ST may terminate the Agreement upon [***]* written notice if such breach is not cured within such [***]*. In the event Upek contests the breach specified by ST in the notice of termination, Upek, within the foregoing [***]* period, will notify ST of its objection to the breach invoked by ST in the notice of termination. In such event, the dispute shall be immediately submitted to an arbitral tribunal consisting of one (1) arbitrator appointed by the Court of Arbitration of the International Chamber

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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FOIA CONFIDENTIAL TREATMENT REQUESTED BY UPEK, INC.

of Commerce (ICC). The arbitration tribunal, including all staff, all witnesses, and attending non-parties, shall be legally bound by agreements and/or orders to prevent disclosure of any information which may be disclosed to them in connection with arbitration proceedings conducted hereunder. The arbitration shall take place in the State of Delaware, United States of America in the English language and according to the Rules of conciliation and arbitration of the ICC. The arbitrator shall apply the State of Delaware law to the merits of the dispute and in all cases shall decide in accordance with the terms of this Agreement. The arbitrator shall decide if the alleged default invoked by ST in the notice of termination is a breach. If the arbitrator decision is that the alleged default is a breach, Upek shall have thirty (30) days from the date of such decision to cure the breach. In the event such breach is not cured within such (30) days period, the Agreement shall immediately terminate The arbitral decision and award shall be final and binding and shall deal with the questions of costs of arbitration as follows:

•	[***]*

•	[***]*

5.5 Upon termination of this Agreement and during the proceeding set forth in Section 6.4 above, ST shall have the right to pursue all available remedies at law or in equity that it may elect.

5.6 This Agreement also may be terminated by written agreement executed by both Parties.

5.7 Sections 1 [***]* and 7 hereof shall survive any termination of this Agreement.

Section 6: Dispute Resolution

6.1 Subject to Section 6.2 hereof, the parties shall make a good faith attempt to resolve any dispute or claim arising out of or related to this Agreement amicably by mutual agreement. Any such dispute which is not resolved by agreement within a period of sixty (60) days after the date of delivery of a notice describing the dispute referred to as “Notice of Claim” shall be finally settled by an arbitral tribunal consisting of three arbitrators appointed by the Court of Arbitration of the International Chamber of Commerce (ICC). The arbitration tribunal, including all staff, all witnesses, and attending non-parties, shall be legally bound by agreements and/or orders to prevent disclosure of any information which may be disclosed to them in connection with arbitration proceedings conducted hereunder. The arbitration shall take place in the city of Delaware, United States of America in the English language and according to the Rules of conciliation and arbitration of the ICC. The arbitrators shall apply the State of Delaware law to the merits of the dispute and in all cases shall decide in accordance with the terms of this Agreement. The arbitral decision and award shall be final and binding and shall deal with the questions of costs of arbitration an all matters related thereto.

6.2 Nothing herein, however, shall prevent either party from seeking interim injunctive relief from a court of appropriate jurisdiction.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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FOIA CONFIDENTIAL TREATMENT REQUESTED BY UPEK, INC.

Section 7: Miscellaneous

7.1 Each party hereto represents and warrants that it has the right to grant the rights and licenses contained herein on behalf of itself and its Subsidiaries.

7.2 ST represents and warrants to Upek that (a) [***]*.

7.3 Nothing contained in this Agreement shall be construed as:

a)	a warranty or representation by either party hereto or its Subsidiaries as to the validity, scope or enforceability of any patent or utility model; or

b)	a warranty or representation by either party hereto that any acts covered by the rights granted hereunder will be free from infringement of any third party Intellectual Property; or

c)	an agreement by either party hereto to bring or prosecute actions or suits against third parties for infringement or conferring any right to bring or prosecute actions or suits against third parties for infringement; or

d)	conferring any right to use in advertising, publicity or otherwise, any trademark, trade name or names, or any contraction, abbreviation or simulation thereof, of either party hereto or its Subsidiaries; or

e)	conferring upon either party or any of its Subsidiaries any obligation to file any patent application or to secure any patent or maintain any patent application or patent in force; or

f)	an obligation by either party hereto to furnish any technical information or know-how.

For the avoidance of doubt, the provisions of this Section 8.3 are only applicable to this Agreement.

7.4 This license to Licensed Patents set forth in Section 2.1 of the Agreement may be assigned [***]*. The non-assert covenant may be assigned together with the license [***]*. Other than as set forth in the two immediately preceding sentences (and the rights and obligations herein), this Agreement may not be assigned by either party, to any third party including without limitation through a U.S. Bankruptcy Code Chapter 11 reorganization, without prior written consent of the other party; provided, however, that ST may assign this entire Agreement to an entity acquiring all or substantially all of its assets by merger, acquisition, sale or otherwise. In the event that this Agreement is assigned to a third party, this Agreement shall be binding upon successors and assigns of the assigning party.

7.5 Upek acknowledges and agrees that all Intellectual Property licensed herein (including the non-assert provisions) are granted on an “AS-IS” basis, and neither ST nor any of its Subsidiaries makes

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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FOIA CONFIDENTIAL TREATMENT REQUESTED BY UPEK, INC.

any representations or extends any warranties whatsoever, express, implied or statutory, with respect thereto, including without limitation any implied warranties of merchantability, fitness for a particular purpose, title, enforceability or non-infringement. Without limiting the generality of the foregoing, neither ST nor any of its Subsidiaries makes any warranty or representation that any manufacture, use, importation, licensing, offer for sale or sale of any product or service will be free from infringement of any patent or other Intellectual Property of any third party. For the avoidance of doubt, the provisions of this Section 7.5 is only applicable to this Agreement and shall not limit in any way the representations and warranties set forth in the Contribution Agreement.

7.6 Nothing contained in this Agreement shall be construed as conferring any rights by implication, estoppel or otherwise, under any Intellectual Property, other than the rights expressly granted in this Agreement. [***]*

7.7 Neither party assume any responsibilities or obligations pursuant to this Agreement whatsoever, other than the responsibilities and obligations expressly set forth in this Agreement or in a separate written agreement between the parties. Without limiting the generality of the foregoing, neither party, nor any of its Subsidiaries, is obligated to [***]*.

7.8 Legal Notices. All legal notices provided for in connection with this Agreement shall be given in writing and shall be effective (i) upon receipt, when served by personal delivery; or (ii) on the third day following the date of transmittal when transmitted by express mail (including Federal Express or a similar type of express mail); or (iii) on the 7th day following the date of mailing when sent by registered airmail of the sender’s country with postage prepaid, addressed to the party as follows, or to a changed address as the party shall have specified by prior written notice:

ST: STMicroelectronics N.V. 39, Chemin du Champ des Filles, 1228 Plan-les-Ouates, Geneva, Switzerland: General Counsel; and

Upek: Upek, Inc. 2001 Center Street, Suite 500, Berkeley, California 94704 Attention: Chief Executive Officer.

7.9 The waiver by either party of the remedy for the other party’s breach of or its right under this Agreement will not constitute a waiver of the remedy for any other similar or subsequent breach or right.

7.10 If any provision of this Agreement is or becomes, at any time or for any reason, unenforceable or invalid, no other provision of this Agreement shall be affected thereby, and the remaining provisions of this Agreement shall continue with the same force and effect as if such unenforceable or invalid provisions had not been inserted in this Agreement.

7.11 Neither party shall make any announcement or press release regarding this Agreement or any terms thereof without the other party’s prior written consent. The Parties agree to immediately issue

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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a press release upon the execution of the Agreement. The parties acknowledge and agree that the terms of this Agreement are confidential; provided, however, that such terms may be disclosed, on a confidential basis, to a party’s consultants, advisors, legal counsel, and existing or potential investors

7.12 No changes, modifications or alterations to this Agreement shall be valid unless reduced to writing and duly signed by the respective authorized representative of each party.

7.13 This Agreement shall be interpreted, construed and enforced in accordance with the laws of the United States and the State of Delaware without regard to the conflict of law provisions of that State.

7.14 No party will be deemed to be the drafter of the Agreement. The Agreement will be deemed to have been jointly prepared by the parties. If the Agreement is ever construed, whether by a court or by an arbitrator, such court or arbitrator will not construe the Agreement or any provision hereof against any party as drafter.

7.15 This Agreement may be executed in two or more counterparts, all of which, taken together, shall be considered to be one and the same instrument.

7.16 This Agreement, the Contribution Agreement and the Related Agreements (as defined in the Contribution Agreement) constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof. To the extent there is a conflict between this Agreement, the Contribution Agreement and any related documents referenced in the Contribution Agreement relating to the rights and obligations set forth in this Agreement, the terms of this Agreement shall govern.

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FOIA CONFIDENTIAL TREATMENT REQUESTED BY UPEK, INC.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their respective corporate manner by their duly authorized representatives on the date written below.

For STMicroelectronics N.V.		For Upek, Inc.

Name: A. Dutheil		Name: Alan Kramer

Title: Corporate Vice-President		Title: Chief Executive Officer

Strategic Planning, Human Resources.

Date: March 4, 2004		Date: March 4, 2004

Signature:	/s/ A. Dutheil	Signature:	/s/ Alan Kramer

FOIA CONFIDENTIAL TREATMENT REQUESTED BY UPEK, INC.

Exhibit A

ST Licensed Patents

[***]*

*	Indicates that the exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the exhibit.

FOIA CONFIDENTIAL TREATMENT REQUESTED BY UPEK, INC.

Exhibit B

ST Licensed Pending Patent Applications

[***]*

*	Indicates that the exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the exhibit.

FOIA CONFIDENTIAL TREATMENT REQUESTED BY UPEK, INC.

Exhibit C

ST Competitors

[***]*

*	Indicates that the exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the exhibit.

FOIA CONFIDENTIAL TREATMENT REQUESTED BY UPEK, INC.

Exhibit D

Watchlist Patents

[***]*

*	Indicates that the exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the exhibit.